                                                                   EXHIBIT 10.30

                      AMERICA'S FAVORITE CHICKEN COMPANY

          1996 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN - EXECUTIVE


          Section 1.  Description of Plan.  This is the 1996 Nonqualified
                      -------------------
Performance Stock Option Plan, dated April 11, 1996 (the "Plan"), of America's Favorite Chicken Company (the "Company"). Under the Plan, officers and key employees of the Company or any of the directly or indirectly owned subsidiaries of the Company or any such Subsidiary which may be formed in the future (individually, a "Subsidiary," and collectively, the "Subsidiaries"), to be selected as set forth below, may be granted options ("Options") to purchase shares of the Common Stock, $0.01 par value per share, of the Company (the "Common Stock"). It is intended that Options under the Plan will not qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and will thus be designated "Nonqualified Stock Options."

          Section 2.  Purpose of Plan.  The purpose of the Plan and of granting
                      ---------------
Options to specified persons is to further the growth, development and financial success of the Company and its Subsidiaries by providing additional incentives to their officers and key employees. By assisting such persons in acquiring shares of the Company's Common Stock, the Company can ensure that such persons will themselves benefit directly from the Company's and the Subsidiaries' growth, development and financial success.

          Section 3.  Eligibility.  The persons who shall be eligible to receive
                      -----------
grants of Options under the Plan shall be the officers and key employees of the Company and the Subsidiaries, designated by the Committee (as defined below). A person who holds an Option is herein referred to as a "Participant," and more than one Option may be granted to any Participant.

          Section 4.  Administration.
                      --------------

          (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") or, at the Board's option, by a compensation committee established by the Board (the Board and such committee, collectively, the "Committee").

          (b) The Committee is authorized and empowered to administer the Plan and, subject to the Plan (i) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are granted to each Participant, to specify the terms of the Options, and in general to grant Options; (ii) to determine the dates upon which Options shall be granted and the terms and conditions thereof (including, in particular, terms and conditions relating to when Options become exercisable as set forth in Section 7 below) in a manner consistent with the Plan, which terms and conditions need not be identical as to the various Options granted; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (vi) to de termine the rights and obligations of Participants under the Plan; (vii) to specify the Option Price (as defined in Section 6); (viii) to accelerate the time during which an Option may be exercised in accordance with the provisions of Section 15 hereof, and to otherwise accelerate the time during which an Option may be exercised, in each case notwithstanding the provisions in the Option Agreement (as defined in Section 12) stating the time during which it may be exercised; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan. The good faith interpretation and construction by the Committee of any provision of the Plan or of any Option granted under the Plan shall be final, conclusive and binding. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Option granted hereunder.

          Section 5.  Shares Subject to the Plan.  The number of shares of
                      --------------------------
Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed

1,662,000 subject to adjustment as provided in Section 11 hereof. Upon the expiration or termination, in whole or in part, for any reason of an outstanding Option or any portion thereof which shall not have been exercised in full or in the event that any shares of Common Stock acquired pursuant to the Plan are reacquired by the Company, (a) any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise or (b) the shares reacquired, as the case may be, shall again become available for the granting of additional Options under the Plan.

          Notwithstanding any provision to the contrary contained in a particular Option Agreement (as defined in Section 12 hereof), no Participant may be granted Options to purchase in excess of 1,662,000 shares of Common Stock in the aggregate.

          Section 6.  Option Price.  The purchase price per share (the "Option
                      ------------
Price") of the shares of Common Stock underlying each Option shall be determined by the Committee, and shall be subject to adjustment as provided herein.

          Section 7.  Restrictions on Grants; Exercisability of Options.
                      -------------------------------------------------
Notwithstanding any other provisions set forth herein or in any Option Agreement, no Options may be granted under the Plan subsequent to ten (10) years from the date hereof. Options shall become exercisable based on the Company's attaining of performance criteria as specified at the time of the granting thereof. The Committee shall determine the performance criteria, the performance measurement period(s) and the schedule of exercisability applicable to each Option or group of Options in a schedule, a copy of which shall be filed with the records of the Committee and attached to each Option Agreement to which the same applies. The performance criteria, the performance measurement period(s), and the schedule of exercisability need not be identical for all Options granted hereunder. Following the conclusion of each applicable performance measurement period, the Committee shall determine, in its sole good faith judgment, the extent, if at all, that each Option subject thereto shall have become exercisable based upon the applicable performance criteria and the schedule of exercisability. To the extent each such Option shall remain nonexercisable following the final performance measurement period because the applicable performance criteria have not been met, it shall, to that extent, automatically terminate and cease to be exercisable to such extent notwithstanding the stated term during which it otherwise may have been exercised. The Committee shall promptly notify each affected Participant of such determination. The Committee may periodically review the performance criteria applicable to any Option or Options and, in its sole good faith judgment, may adjust the same to reflect mergers, acquisitions, asset sales and significant changes in the level of capital expenditures.

          Section 8.  Exercise of Options.  To the extent exercisable, and prior
                      -------------------
to its termination date, an Option may be exercised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Committee may approve from time to time, including, without limitation and in the sole discretion of the Committee, the assignment and transfer by the Participant to the Company of outstanding shares of Common Stock theretofore held by the Participant. To the extent exercisable, and prior to its termination date, an Option may only be exercised by the Participant or in the event of death of the Participant, by the person or persons (including the deceased Participant's estate) to whom the deceased Participant's rights under such Option shall have passed by will or the laws of descent and distribution. Notwithstanding the foregoing in the immediately preceding sentence, in the event of disability (within the meaning of Section 22(e)(3) of the Code) of a Participant, a designee, or if the Participant has no designee, the legal representative, of such Participant may exercise the Option on behalf of such Participant (provided such Option would have been exercisable by such Participant) until the right to exercise such Option expires, as set forth in such Participant's particular Option Agreement.

                                       2.

          Section 9.  Issuance of Common Stock.  The Company's obligation to
                      ------------------------
issue shares of its Common Stock upon exercise of an Option is expressly conditioned upon the compliance by the Company with any registration or other qualification obligations with respect to such shares under any state and/or federal law or rulings and regulations of any government regulatory body and/or the making of such investment representations or other representations and undertakings by the Participant (or the Participant's legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such reg istration or other qualification obligations with respect to such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and under takings may include representations and agreements that such Participant (or the Participant's legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing of such shares; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if appli cable, an appropriate data entry made in the ownership records of the Company) setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies; provided, however, that any such legend or data entry shall be removed when no longer applicable. The inability of the Company to obtain, from any regulatory body having jurisdiction, registration, qualification or other necessary authorization, or the unavailability of any exemption from registration or qualification obligation, deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall suspend the Company's obligation to permit the exercise of any affected Option or to issue any Shares thereupon and shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained. Any shares of Common Stock issued by the Company upon exercise of an Option granted hereunder shall be subject to a right of first refusal of the Company with respect to all shares proposed to be transferred by Participant, as described in Section 12 hereof and as more fully described in each particular Option Agreement.

          Section 10.  Nontransferability.  An Option may not be sold, pledged,
                       ------------------
assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or to a trust for the benefit of the Participant or the Participant's spouse or issue. Any permitted transferee shall be required prior to any transfer of an Option or shares of Common Stock acquired pursuant to the exercise of an Option to execute a written undertaking to be bound by the provisions of the applicable Option Agreement.

          Section 11.  Adjustments Upon Reorganization, Etc.  Subject to Section
                       ------------------------------------
14(b) hereof, if the outstanding shares of the Common Stock of the Company are changed into, or exchanged for, a different number or kind of shares or securities of the Company through any capital reorganization or reclassification, or if the number of outstanding shares is changed through a stock split or stock dividend, an appropriate adjustment shall be made by the Committee in the number, kind or exercise price of shares as to which Options may be granted under the Plan. A corresponding adjustment shall likewise be made in the number, kind or exercise price of shares with respect to which unexercised Options have theretofore been granted. Any such adjustment in an outstanding Option, however, shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option. In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Committee shall be final, conclusive and binding. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

                                       3.
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          The grant of an Option under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

          Section 12.  Option Agreement.  Each Option granted under the Plan
                       ----------------
shall be evidenced by a written nonqualified stock option agreement (an "Option Agreement") executed by the Company and the Participant which (a) shall contain each of the provisions and agree ments herein specifically required to be contained therein; (b) shall contain provisions which give the Company a right of first refusal to purchase any Common Stock issued pursuant to the exercise of Options which a Participant proposes to sell; (c) may contain provisions which give certain drag-along rights; and (d) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan.

          Section 13.  Rights as a Stockholder.  A Participant or a permitted
                       -----------------------
transferee of a Participant shall have no rights as a stockholder with respect to any shares covered by an Option until the date an entry evidencing such ownership is made in the stock transfer books of the Company (the "Exercise Date"). Except as otherwise provided in Section 11 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

          Section 14.  Termination of Options.
                       ----------------------

          (a) Each Option shall terminate and expire, and shall no longer be subject to exercise, as the Committee may determine in granting such Option, and each Option granted under the Plan shall set forth a termination date thereof, which shall be no later than ten (10) years from the date such Option is granted subject to earlier termination as set forth in Section 7, Section 14(b) or
Section 15 hereof, or as otherwise set forth in each particular Option Agreement. The termination of employment of a Participant for any reason shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised; provided, however, that the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Participant on the date of such termination.

          (b) Subject to Section 15 hereof, unless the Committee shall, in its sole discretion, determine otherwise, upon (i) the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, (ii) upon any reorganization, merger or consolidation in which the Company does not survive, (iii) upon any reorganization, merger, consolidation or exchange of securities in which the Company does survive and any of the Company's stockholders have the opportunity to receive cash, securities of another corporation and/or other property in exchange for their capital stock of the Company, or (iv) upon any acquisition by any person or group (as defined in Section 13d of the Securities Act of 1934) of beneficial ownership of more than fifty percent (50%) of the Company's then outstanding shares of Common Stock (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein individually as an "Extraordinary Event"), the Plan and each outstanding Option shall terminate. In such event each Participant shall have the right until ten (10) days before the effective date of the Extraordinary Event to exercise, in whole or in part, any unexpired Option or Options issued to the Participant, to the extent that said Option is then exercisable pursuant to the provisions of said Option or Options and of Section 7 of the Plan.

          In its sole and absolute discretion, the surviving entity (which may be the Company) or the entity that has acquired all or substantially all of the Company's assets (the "Surviving Entity") may, but shall not be so obligated, tender to any Participant an option or options to purchase shares or equity interests in such

                                       4.

Surviving Entity, and such new option or options shall contain such terms and provisions as shall be required to substantially preserve the rights and benefits of any Option then outstanding under the Plan with any reasonable changes to take into account the circumstances of the Surviving Entity.

          Section 15.  Acceleration of Options.  Notwithstanding the provisions
                       -----------------------
of Section 7 or Section 14 hereof, or any provision to the contrary contained in a particular Option Agreement, the Committee, in its sole discretion, at any time, or from time to time, may elect to accelerate the time at which all or any portion of any Option then outstanding becomes exercisable. In addition, upon the occurrence of an Extraordinary Event, the Committee will review the Company's performance in connection with its consideration of the acceleration of Options granted hereunder and will accelerate the exercisability of each Option granted hereunder by a percentage amount at least equal to the amount determined pursuant to the formula set forth on Schedule I hereto. The decision by the Committee to accelerate an Option or decline to accelerate an Option shall be final, conclusive and binding. In the event of the acceleration of the exercisability of Options as the result of a decision by the Committee pursuant to this Section 15, each outstanding Option so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Committee may determine in its sole discretion provided that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not adversely affect the rights of any Participant without the consent of the Participant so adversely affected. Any outstanding Option which has not been exercised by the holder at the end of such stated period shall terminate automatically and become null and void.

          Section 16.  Withholding of Taxes.  The Company, or a Subsidiary, as
                       --------------------
the case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such Subsidiary to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option, or the sale of Common Stock issued to the Participant upon the exercise of an Option, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such Subsidiary's) concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company (or such Subsidiary) by the Participant of the required withholding tax, as the Committee may determine; provided, however, that, in the sole discretion of the Committee, the Participant may pay such tax by reducing the number of shares of Common Stock issued upon exercise of an Option (for which purpose such shares shall be valued at fair market value as determined in good faith by the Committee, which determination shall be final, conclusive and binding).

          Section 17.  Effectiveness and Termination of the Plan.  The Plan
                       -----------------------------------------
shall be effective on the date on which it is adopted by the Board. The Plan shall terminate at the earliest of the time when all shares of Common Stock which may be issued hereunder have been so issued or at such other time as set forth in Section 14(b) hereof; provided, however, that the Board may in its sole discretion terminate the Plan at any other time. Subject to Section 14(b) hereof, no such termination shall in any way affect any Option then outstanding.

          Section 18.  Time of Granting Options.  The date of grant of an Option
                       ------------------------
shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

          Section 19.  Amendment of Plan.  The Committee may make such
                       -----------------
amendments to the Plan and, with the consent of each Participant affected, in the terms and conditions of granted Options as it

                                       5.

shall deem advisable, including, without limitation, accelerating the time at which an Option may be exercised. No amendment shall in any way adversely affect any Option then outstanding, without the consent of the Participant so adversely affected.

          Section 20.  Transfers and Leaves of Absence.  For purposes of the
                       -------------------------------
Plan, (a) a transfer of a Participant's employment, without an intervening period, between the Company and a Subsidiary shall not be deemed a termination of employment and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company (or a Subsidiary, whichever is applicable) during such leave of absence.

          Section 21.  No Obligation to Exercise Option.  The granting of an
                       --------------------------------
Option shall impose no obligation on the Participant to exercise such Option.

          Section 22.  Indemnification.  In addition to such other rights of
                       ----------------
indemnification as they may have as directors, the members of the Board or Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is not entitled to indemnification under applicable law; provided that within sixty (60) days after institution of any such action, suit or proceeding such Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same.

          Section 23.  Governing Law.  The Plan and any Option granted pursuant
                       -------------
to the Plan shall be construed under and governed by the laws of the State of Minnesota without regard to conflict of law provisions thereof.

          Section 24.  Not an Employment or Other Agreement.  Nothing contained
                       ------------------------------------
in the Plan or in any Option Agreement shall confer, intend to confer or imply any rights of employment or any rights to any other relationship or rights to continued employment by, or rights to a continued relationship with, the Company or any Subsidiary in favor of any Participant or limit the ability of the Company or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of, or relationship with, any Participant, subject to the terms of any written employment or other agreement to which a Participant is a party.

                                       6.

                                   SCHEDULE I



Percentage Amount for an Option equals:

          (i) [aggregate EBITDA (as defined below) earned from the fiscal quarter ending March 31, 1996 through the last complete quarter preceding the Extraordinary Event ("Actual EBITDA")

               divided by an amount equal to the sum of the Maximum EBITDA amounts for all years from 1996 up to and including the relevant pro rata amount of Maximum EBITDA through the last complete quarter preceding the Extraordinary Event]

               times the maximum potential options available to be earned through the year in which the Extraordinary Event occurred less

          (ii) the percentage amount of the Option that is then previously vested;

provided that the Percentage Amount for an Option shall be zero if Actual EBITDA is less than the sum of the Minimum EBITDA amounts for all years from 1996 up to and including the year in which the Extraordinary Event occurred;

"EBITDA" means the Company's earnings before interest, taxes, depreciation and amortization.

The following chart sets forth, by year, Minimum EBITDA and Maximum EBITDA amounts.

          Year      Minimum EBITDA   Maximum EBITDA
          ----      --------------   --------------

          1996      $60.0 million    $65.0 million

          1997                68.0             74.0

          1998                75.0             84.0

          1999                84.0             96.0

          2000                90.0            110.0

                                       7.